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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-11329 of Reliant Energy Incorporated and Subsidiaries on Form S-8 of our report dated June 18, 1999, appearing in the Annual Report on Form 11-K of the NorAm Energy Corp. Employee Savings and Investment Plan for the year end December 31, 1998.





Deloitte & Touche LLP
/s/ DELOITTE & TOUCHE LLP


Houston, Texas
June 29, 1999